UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )
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Transforma Acquisition Group Inc.

(Name of Registrant as Specified In Its Charter)

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Transforma Acquisition Group Inc.
350 Park Avenue, 10th Floor
New York, NY 10022

April 30, 2007

To Our Stockholders:

You are cordially invited to attend the 2007 Annual Meeting of Stockholders of Transforma Acquisition Group Inc. to be held at the offices of Fenwick & West LLP, located at 801 California Street, Mountain View, CA 94041, on Wednesday, May 30, 2007, at 9:00 a.m., Pacific Time.

Details of the business to be conducted at the meeting are given in the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement.

Whether or not you expect to attend the meeting, please complete, date, sign and promptly return the accompanying proxy in the enclosed postage-paid envelope so that your shares may be represented at the meeting. Returning the proxy does not deprive you of your right to attend the meeting and to vote your shares in person.

We look forward to seeing you at the meeting.

Sincerely,

Larry J. Lenhart
President and Chief Executive Officer

TRANSFORMA ACQUISITION GROUP INC.
350 Park Avenue, 10th Floor
New York, NY 10022

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held May 30, 2007

To Our Stockholders:

NOTICE IS HEREBY GIVEN that the 2007 Annual Meeting of Stockholders of Transforma Acquisition Group Inc. will be held at the offices of Fenwick & West LLP, located at 801 California Street, Mountain View, CA 94041, on Wednesday, May 30, 2007, at 9:00 a.m., Pacific Time, for the following purposes:

1. To elect two Class I directors to the Board of Directors of Transforma Acquisition Group Inc., each to serve until the 2010 annual meeting of stockholders and until his successor has been elected and qualified, or until his earlier death, resignation or removal. Transforma Acquisition Group’s Board of Directors intends to present the following nominees for election as Class I directors:

Gordon E. Eubanks, Jr.          Dale Kutnick

2. To amend our Certificate of Incorporation to reduce the number of authorized shares of common stock;

3. To ratify the appointment of BDO Seidman, LLP as the independent registered public accounting firm of Transforma Acquisition Group Inc. for the fiscal year ending December 31, 2007; and

4. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

Only stockholders of record at the close of business on April 27, 2007 are entitled to notice of, and to vote at, the meeting or any adjournment or postponement thereof.

By Order of the Board of Directors

Larry J. Lenhart
President and Chief Executive Officer

New York, NY
          , 2007

Whether or not you expect to attend the meeting, please complete, date, sign and promptly return the accompanying proxy in the enclosed postage-paid envelope so that your shares may be represented at the meeting.

TRANSFORMA ACQUISITION GROUP INC.
350 Park Avenue, 10th Floor
New York, NY 10022

PROXY STATEMENT

April 30, 2007

The accompanying proxy is solicited on behalf of the Board of Directors (“Board of Directors” or “Board”) of Transforma Acquisition Group Inc., a Delaware corporation (“Transforma”), for use at the 2007 Annual Meeting of Stockholders (“Annual Meeting”) to be held at the offices of Fenwick & West LLP, located at 801 California Street, Mountain View, CA 94041, on Wednesday, May 30, 2007, at 9:00 a.m., Pacific Time. This Proxy Statement and the accompanying form of proxy were first mailed to stockholders on or about April 30, 2007. An annual report to stockholders for the year ended December 31, 2006 is enclosed with this Proxy Statement.

Voting Rights, Quorum and Required Vote

Only holders of record of our common stock at the close of business on the record date, April 27, 2007, will be entitled to vote at the Annual Meeting. At the close of business on April 27, 2007, we had           shares of common stock outstanding and entitled to vote. Holders of Transforma common stock are entitled to one vote for each share held as of the record date. A quorum is required for our stockholders to conduct business at the Annual Meeting. Holders of a majority of the issued and outstanding shares of the stock of the Corporation entitled to vote, represented in person or by proxy, will constitute a quorum for the transaction of business at the Annual Meeting. If, however, such a quorum is not present or represented at the Annual Meeting, the stockholders entitled to vote, present in person or represented by proxy, shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented.

For Proposal No. 1, directors will be elected by a plurality of the votes of the shares of common stock present in person or represented by proxy at the Annual Meeting and entitled to vote on the election of directors, which means that the two nominees receiving the highest number of “for” votes will be elected. To be approved, Proposal No. 2 requires the affirmative vote of a majority of the outstanding shares of our outstanding common stock and Proposal No. 3 requires the affirmative vote of the majority of shares of common stock present in person or represented by proxy at the Annual Meeting and entitled to vote on Proposal No. 3. Abstentions and broker non-votes will be considered present and entitled to vote at the Annual Meeting and will be counted towards determining whether or not a quorum is present. A broker non-vote occurs when a broker or other stockholder of record holding shares for a beneficial owner submits a proxy for the meeting but does not vote on a particular proposal because that holder does not have discretionary voting power with respect to that proposal and has not received instructions from the beneficial owner. Abstentions and broker non-votes will have no effect with regard to Proposal No. 1, since approval of a percentage of shares present or outstanding is not required for this proposal, but will have the same effect as negative votes with regard to Proposal No. 2 and Proposal No. 3. All votes will be tabulated by Fenwick & West LLP, the inspector of election appointed for the Annual Meeting.

Voting of Proxies

The proxy accompanying this Proxy Statement is solicited on behalf of the Board of Directors of Transforma for use at the Annual Meeting. Stockholders are requested to complete, date and sign the accompanying proxy and promptly return it in the enclosed envelope. All signed, returned proxies that are not revoked will be voted in accordance with the instructions contained therein. However, returned signed proxies that give no instructions as to how they should be voted on a particular proposal at the Annual Meeting will be counted as votes “for” such proposal, or in the case of the election of the Class I directors, as a vote “for” election to Class I of the Board of all nominees presented by the Board. In the event that sufficient votes in favor of the proposals are not received by the date of the Annual Meeting, the persons named as proxies may propose one or more adjournments of the Annual

Meeting to permit further solicitations of proxies. Any such adjournment would require the affirmative vote of the majority of the outstanding shares present in person or represented by proxy and entitled to vote at the Annual Meeting provided a quorum is present.

Expenses of Solicitation

The expenses of soliciting proxies to be voted at the Annual Meeting will be paid by Transforma. Following the original mailing of the proxies and other soliciting materials, Transforma and its agents may also solicit proxies by mail, telephone, telegraph or in person. Following the original mailing of the proxies and other soliciting materials, Transforma will request that brokers, custodians, nominees and other record holders of its common stock forward copies of the proxy and other soliciting materials to persons for whom they hold shares of common stock and request authority for the exercise of proxies. In such cases, Transforma, upon the request of the record holders, will reimburse such holders for their reasonable expenses.

Revocability of Proxies

Any person signing a proxy in the form accompanying this Proxy Statement has the power to revoke it prior to the Annual Meeting or at the Annual Meeting prior to the vote pursuant to the proxy. A proxy may be revoked by a writing delivered to Transforma stating that the proxy is revoked, by a subsequent proxy that is signed by the person who signed the earlier proxy and is delivered before or at the Annual Meeting, or by attendance at the Annual Meeting and voting in person. Please note, however, that if a stockholder’s shares are held of record by a broker, bank or other nominee and that stockholder wishes to vote at the Annual Meeting, the stockholder must bring to the Annual Meeting a letter from the broker, bank or other nominee confirming that stockholder’s beneficial ownership of the shares.

PROPOSAL NO. 1 — ELECTION OF DIRECTORS

Transforma’s Board of Directors consists of six members divided into three classes, designated as Class I, Class II and Class III. One class of directors is elected by the stockholders at each annual meeting to serve until the third succeeding annual meeting. Gordon E. Eubanks, Jr. and Dale Kutnick have been designated Class I directors; Samuel L. Schwerin and Daniel L. Burstein have been designated Class II directors; and Larry J. Lenhart and John Sculley have been designated Class III directors. Mr. Eubanks serves as Chairman of the Board. The Class I directors will stand for election at the 2007 Annual Meeting, the Class II directors will stand for election at the 2008 annual meeting of stockholders and the Class III directors will stand for election at the 2009 annual meeting of stockholders. Unless otherwise provided by law, any vacancy on the Board, including a vacancy created by an increase in the authorized number of directors, may only be filled by the affirmative vote of a majority of the directors then in office or by a sole remaining director. Any director so elected to fill a vacancy shall serve for the remainder of the full term of the class of directors in which the vacancy occurred and until such director’s successor is elected and qualified, or until his or her earlier death, resignation or removal.

Both of the nominees for election as Class I directors are currently members of the Transforma Board of Directors. If elected at the Annual Meeting, each nominee would serve until the 2010 annual meeting of stockholders and until his successor is elected and qualified, or until such director’s earlier death, resignation or removal. Directors will be elected by a plurality of the votes of the shares of common stock present in person or represented by proxy at the Annual Meeting and entitled to vote on the election of directors. Shares represented by an executed proxy will be voted “for” the election of the two nominees recommended by the Board unless the proxy is marked in such a manner as to withhold such authority. In the event that any nominee for any reason is unable to serve, or for good cause will not serve, the proxies will be voted for such substitute nominee as the present Board may determine. Transforma is not aware of any nominee who will be unable to serve, or for good cause will not serve, as a director.

The names of the nominees for election as Class I directors at the Annual Meeting and of the incumbent Class II and Class III directors, and certain information about them, including their ages as of March 31, 2007, are included below.

Name	Age	Position with Transforma	Director Since

Nominee for election as Class I director with term expiring in 2010:
Gordon E. Eubanks, Jr.	60	Chairman of the Board of Directors	2006
Dale Kutnick(1)(2)	56	Director	2006
Incumbent Class II director with term expiring in 2008:
Samuel L. Schwerin(1)	34	Director	2006
Daniel L. Burstein(1)(2)	53	Director	2006
Incumbent Class III director with term expiring in 2009:
Larry J. Lenhart	43	President, Chief Executive Officer	2006
John Sculley(2)	67	Director	2006

(1)	Member of the Audit Committee

(2)	Member of the Nominating Committee

Business Experience

Larry J. Lenhart serves as our President and Chief Executive Officer and as a Director. Mr. Lenhart also serves as Executive-in-Residence at Mohr Davidow Ventures, a leading venture capital firm, a position he has held since March 2006. From 2004 to 2005, Mr. Lenhart served as President, Chief Executive Officer and a director of Requisite Technology, Inc., a master data management software company where he led a turnaround resulting in an acquisition by ClickCommerce (CKCM). From 2002 to 2003, Mr. Lenhart served as President, Chief Executive Officer and a director of Contivo, Inc., a data integration enterprise software firm. Previously, from 2000 to 2002, Mr. Lenhart served as President, Chief Executive Officer and a director of CAT Technology Inc. During his tenure, CAT Technology migrated from a hardware and software reseller to a full service internet infrastructure management company, which in 2001 was recognized by the “San Jose Business Journal” as the second fastest growing company in Silicon Valley. From 1998 to 2000, Mr. Lenhart served as a Managing Partner at Deloitte Consulting where he led the high technology consulting practice. From 1997 to 1998, Mr. Lenhart served as the Vice President of Operations for Cadis, Inc., a web-based procurement software company that was subsequently acquired by Aspect Development. From 1996 to 1997, Mr. Lenhart served as a Principal at A.T. Kearney, a management consulting firm, and from 1991 to 1996, Mr. Lenhart served in several positions focused on strategy and operations, including Consultant, Manager, and Principal, at Gemini Consulting (now Capgemini) (CGEMY), a public company traded on the Paris Bourse offering consulting, outsourcing, technology, and local professional services. Mr. Lenhart earned his Master of Business Administration from The Darden Business School at The University of Virginia and his Bachelor of Arts from Emory and Henry College, where he serves on the Board of Trustees.

Gordon E. Eubanks, Jr. serves as our Chairman of the Board. From October 2006 to November 2006, Mr. Eubanks served as acting Chief Executive Officer, and, since October 2006, has served as a director, of Asempra Technologies, a private software company. From 2005 until 2006, Mr. Eubanks served as Chairman of the Board of Preventsys, an enterprise security software company, which was sold in June 2006. Since June 2006, Mr. Eubanks has been managing personal investments and working as an advisor to a number of private companies. Previously, from April 1999 to March 2005, Mr. Eubanks served as President and Chief Executive Officer of Oblix, Inc., a provider of enterprise identity management solutions that was acquired by Oracle (ORCL) in 2005. From 1984 to 1999, Mr. Eubanks served as President and Chief Executive Officer of Symantec Corporation (SYMC), an international technology firm focused on protecting information and computer systems. In addition to Asempra, Mr. Eubanks serves on the board of directors of Concur Technologies, Inc. (CNQR), a software company that provides expense reporting and travel and meeting management solutions; GuardId Systems, Inc., a private developer of authentication systems to protect consumers against online identity theft; and Oakley Networks, a software company. Mr. Eubanks is also a member of the Oklahoma State University Engineering School Hall of Fame, is on the board of the Naval Post-Graduate School, and is a former officer in the Navy Nuclear Powered Submarine Force. Mr. Eubanks earned a Masters in Computer Science at the Naval Post Graduate School and a Bachelor of Science from Oklahoma State University.

Daniel L. Burstein serves as a Director.  In 2004, along with Mr. Schwerin, Mr. Burstein co-founded Millennium Technology Value Partners, L.P., a $130 million value-oriented private equity fund. He currently serves as a Managing Partner of that fund. In 2000, Mr. Burstein founded Millennium Technology Ventures, L.P., an early-stage venture capital fund, for which he continues to serve as a Managing Partner. From 1997 to 1999, Mr. Burstein served as Chief Investment Officer for PS Capital Holdings, L.P., and PS Capital Ventures, L.P., venture capital funds focused on early stage companies that were building backbone infrastructure for the Internet. From 1989 to 2000, Mr. Burstein served as Senior Advisor at The Blackstone Group, one of Wall Street’s leading private equity and investment banking firms. Mr. Burstein serves on the board of directors of Applied Minds, Inc., a private company conducting research and development on a wide variety of technologies, GlobalOptions Group Inc. (GLOI), a public company working in the international risk management and security area, and Juniper Partners Acquisition Corp. (JNPPA), a blank check company formed in 2005 for the purpose of effecting a business combination. On September 21, 2006, Juniper filed a registration statement on Form S-4 in connection with its proposed acquisition of Firestone Communications, Inc. According to the filing, certain of Firestone’s stockholders holding a majority of the outstanding voting shares of Firestone have approved the proposed transaction. However, the transaction is still subject to the approval of Juniper’s stockholders. Mr. Burstein intends to resign from Juniper’s board of directors upon Juniper’s receipt of such Juniper stockholder approval. Over the course of his career, Mr. Burstein has served as a consultant to leading global companies including Sony Corporation (SNE), Toyota Motor Corporation (TM), Microsoft Corporation (MSFT), and Sun Microsystems, Inc. (SUNW). He is the author of ten books, including several on global economics and the impact of new technology. Mr. Burstein is also the founder and Managing Member of Squibnocket Partners LLC, a media, publishing and content company, which has published five books and co-produced three documentary films since it was launched in 2003.

Samuel L. Schwerin serves as a Director.  In 2004, along with Mr. Burstein, Mr. Schwerin co-founded Millennium Technology Value Partners, L.P., a $130 million value-oriented private equity fund. He currently serves as a Managing Partner of that fund. Since 2002, Mr. Schwerin has served as Managing Partner of Millennium Technology Ventures, L.P., an early-stage venture capital fund. In 2002, Mr. Schwerin co-founded OpenPeak Inc., a company focused on voice-over-IP and Digital Home technology, where he served as Chief Financial Officer & VP Corporate Development until 2006. From 2000 to 2001, Mr. Schwerin served as Vice President of Finance and Strategy Initiatives at StorageApps, a data storage management company, and was actively involved in the company’s sale to Hewlett-Packard Company (HPQ) for $350 million. From 1999 to 2000, Mr. Schwerin focused on a combination of venture capital investments and merger and acquisition advisory assignments at The Blackstone Group, one of Wall Street’s leading private equity and investment banking firms. From 1994 to 1997, Mr. Schwerin worked in the Mergers and Acquisitions and Leveraged Finance groups of Salomon Brothers Inc, where he focused on the firm’s advisory and principal transactions, significant corporate and municipal restructuring processes, and bridge loan investments. In total, Mr. Schwerin has led or participated in more than 100 transactions involving over $43 billion of principal investments, mergers and acquisitions, bankruptcies and restructurings, and debt and equity financings. Mr. Schwerin earned his Master of Business Administration from The Wharton School at the University of Pennsylvania and a Bachelor of Science from Lehigh University and is a member of the Council on Foreign Relations and the Lehigh Leadership Council.

John Sculley serves as a Director.  Since 1993, Mr. Sculley has been an active investor in early-stage enterprises that include Select Comfort Corporation (SCSS), a developer, manufacturer and marketer of premium quality, adjustable-firmness beds; NFO Research, Inc., a consumer research company; Intralinks, a provider of secure online workspaces to the financial services industry; CreditTrade LLP, a company which provides transaction, data and information services to the credit markets; and Hotwire, an online discount travel site. Mr. Sculley is currently a member of the board of directors of MetroPCS, a private company which provides wireless communications services; InPhonic, Inc. (INPC), an online provider of wireless services and devices;

Radiospire Networks, a private company which supplies fabless semiconductors for wireless solutions; Tello, a private company which supports instant communication and collaboration across networks, applications and devices, in the context of critical business processes; OpenPeak Inc., a private company focused on voice-over-IP and digital home technology; IdenTrust, a private company which provides globally interoperable identity solutions; Activation Capital Partners, a private company which provides supply chain financing; and Verified Person, a private company which provides online background screening services to organizations. Between 1983 and 1993, Mr. Sculley served as the Chief Executive Officer of Apple Computer, Inc. (AAPL), during which time Apple Computer became the largest selling personal computer brand in the world. From 1978 to 1983, Mr. Sculley served as Chief Executive Officer of Pepsi-Cola Company (PEP), during which time “Pepsi Generation” and “Pepsi Challenge” marketing campaigns helped cause Pepsi-Cola to become the largest selling packaged good product in the United States as measured by AC Nielsen. Mr. Sculley earned his Master of Business Administration from The Wharton School at the University of Pennsylvania and is a graduate of Brown University.

Dale Kutnick serves as a Director.  Since April 2005, Mr. Kutnick has served as Senior Vice President and Director of Research at Gartner, Inc., an Information Technology advisory and consulting company, where his responsibilities include quality control of research deliverables, new forms of content, client interaction, and improving client support. In 1989, Mr. Kutnick co-founded META Group, Inc., an Information Technology advisory and consulting company, and served as META Group’s President and Chief Executive Officer from 1989 to 2003, its Chairman of the Board from 1995 until April 2005, and its Research Director, from 1989 to 2003 and again from October 2004 until March 2005. META Group was sold to Gartner, Inc. in April 2005. Previously, from March 1986 to June 1988, Mr. Kutnick served as Executive Vice President, Research, at Gartner, and as Executive Vice President at Gartner Securities. From January 1978 to March 1985, Mr. Kutnick served as Executive Director and Research Director at Yankee Group, a technology research and consulting firm, and from January 1984 to March 1985, Mr. Kutnick served as a Principal at Battery Ventures, a venture capital firm. Mr. Kutnick serves on the board of directors of First Albany Companies Inc. (FACT), a broker-dealer. Mr. Kutnick is a graduate of Yale University.

The Board of Directors recommends a vote FOR the election
of each of the nominated directors.

Membership and Meetings of Board of Directors and Board Committees

Board of Directors.

The Board of Directors has determined that Daniel L. Burstein, Samuel L. Schwerin, John Sculley and Dale Kutnick are “independent directors” as defined under the rules of the American Stock Exchange.

Transforma completed its initial public offering in December 2006. During fiscal year 2006, the Board met formally once and acted by written consent seven times. One director, John Sculley, was absent from the meeting in 2006. As provided for in Transforma’s Bylaws, the Chairman of the Board of Directors shall preside at all meetings of stockholders.

Standing committees of the Board include an audit committee and a nominating committee, each of which has adopted a written charter. These charters were filed as exhibits 99.1 and 99.2 to Transforma’s Amendment No. 2 to Registration Statement on Form S-1 filed with the United States Securities and Exchange Commission (“SEC”) on December 19, 2006, thus the charters are publicly available through the SEC’s website at http://www.sec.gov.

Audit Committee.  The members of the Audit Committee are Daniel L. Burstein, Samuel Schwerin and Dale Kutnick. The Board has determined that each of the members of the Audit Committee meets the independence requirements of Rule 10A-3 promulgated under the Securities Exchange Act of 1934 and the rules of the American Stock Exchange. The Board also determined that Messrs. Burstein and Schwerin are each “audit committee financial experts,” as defined by the rules of the SEC, and that Messrs. Burstein, Schwerin and Kutnick each meet the financial sophistication requirements of the American Stock Exchange. Mr. Schwerin serves as chairman of the Audit Committee. The Audit Committee reviews our financial reporting process, our system of internal controls and the audit process. The Audit Committee also reviews the performance and independence of our external auditors and recommends to the Board the appointment or discharge of our external auditors. The Audit Committee did not meet in 2006, but it has met twice in 2007.

Nominating Committee.  The members of the Nominating Committee are Daniel L. Burstein, John Sculley and Dale Kutnick. The Board has determined that each of the current members of the Nominating Committee meets the independence requirements of the American Stock Exchange. Mr. Burstein serves as chairman of the Nominating Committee. The Nominating Committee is responsible for interviewing, evaluating, approving and recommending individuals for membership on the Board. The Nominating Committee did not meet in 2006, but it has acted by written consent in 2007.

Policy regarding Stockholder Nominations.  The Nominating Committee considers stockholder recommendations for director candidates. Pursuant to Section 2.11 of the Transforma Bylaws, the Company has set up the following procedure for stockholders to submit director nominee recommendations:

Nominations of persons for election to the Board of Directors of the Corporation at an annual meeting of stockholders may be made (a) by or at the direction of the Board of Directors or (b) by any stockholder of the Corporation who is a stockholder of record at the time of giving the notice provided for in Section 2.11 of the Bylaws, who shall be entitled to vote for the election of directors at the meeting and who complies with the procedures set forth below. Any such nominations (other than those made by or at the direction of the Board of Directors) must be made pursuant to timely notice in writing to the Secretary of the Corporation. To be timely, a stockholder’s notice must be delivered to or mailed and received at the principal executive offices of the Corporation not less than 60 days nor more than 90 days prior to the anniversary date of the immediately preceding annual meeting; provided, however, that in the event that the annual meeting with respect to which such notice is to be tendered is not held within 30 days before or after such anniversary date, to be timely, notice by the stockholder must be received no later than the close of business on the 10th day following the day on which notice of the meeting or public disclosure thereof was given or made. Such stockholder’s notice shall set forth (i) as to each person whom the stockholder proposes to nominate for election or reelection as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including such person’s written consent to being named as a nominee and to serving as a director if elected); and (ii) as to the stockholder giving the notice (1) the name and address, as they appear on the Corporation’s books, of such stockholder, (2) the class and number of shares of stock of the Corporation which are beneficially owned by such stockholder and (3) a description of all arrangements or understandings between such stockholder and any other person or persons (including their names) in connection with such nomination and any material interest of such stockholder in such nomination. At the request of the Board of Directors, any person nominated by the Board of Directors for election as a director shall furnish to the Secretary of the Corporation that information required to be set forth in a stockholder’s notice of nomination which pertains to the nominee. Notwithstanding anything in the Transforma By-Laws to the contrary, no person shall be eligible to serve as a director of the Corporation unless nominated in accordance with the procedures set forth in Section 2.11 of the Bylaws. If the Board of Directors shall determine, based on the facts, that a nomination was not made in accordance with the procedures set forth in Section 2.11 of the Bylaws, the Chairman shall so declare to the meeting and the defective nomination shall be disregarded. Notwithstanding the foregoing provisions of Section 2.11 of the Bylaws, a stockholder shall also comply with all applicable requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder with respect to the matters set forth in Section 2.11 of the Bylaws.

Director Compensation

There will be no compensation, fees or other payments paid to Transforma’s directors prior to our initial business combination, or for any services rendered in order to effectuate our initial business combination. No determination has been made with respect to any director compensation subsequent to our initial business combination. However, such individuals and entities will be reimbursed for any out-of-pocket expenses incurred in connection with activities on our behalf such as identifying potential acquisition targets and performing due diligence on suitable business combinations. There is no limit on the amount of these out-of-pocket expenses and there will be no review of the reasonableness of the expenses by anyone other than our board of directors, which includes persons who may seek reimbursement, or a court of competent jurisdiction if such reimbursement is challenged. Because of the foregoing, we will generally not have the benefit of independent directors examining the propriety of expenses incurred on our behalf and subject to reimbursement.

Compensation Committee Interlocks and Insider Participation

Transforma does not have a standing compensation committee. The board of directors believes this is appropriate since no compensation is paid to Transforma’s officers and directors. The full board of directors, which consists of a majority of independent directors, will assess and decide on any future compensation matters.

Compensation decisions are handled by the full board of directors of Transforma. Larry Lenhart is an officer of the corporation and also a member of the board of directors, participating in discussions concerning executive and director compensation.

PROPOSAL NO. 2 — AMENDMENT TO CERTIFICATE OF INCORPORATION
TO REDUCE NUMBER OF AUTHORIZED SHARES

The Board of Directors has approved an amendment to Transforma’s Amended and Restated Certificate of Incorporation to reduce the number of authorized shares of Transforma common stock from 100,000,000 to 32,500,000 shares. As amended, section (b) of Article Fourth reads as follows:

ARTICLE FOURTH:

. . .

(b) Authorized Shares of Stock.  The total number of shares of all classes of capital stock which the Corporation shall have authority to issue is Thirty-Two Million Five Hundred and Five Thousand, of which:

(i) Thirty-Two Million Five Hundred Thousand (32,500,000) shares shall be Common Stock of the par value of $0.0001 per share (the “Common Stock”);

and

(ii) Five Thousand (5,000) shares shall be Preferred Stock of the par value of $0.0001 per share (the “Preferred Stock”).

If approved by the stockholders, the amendment to Transforma’s Amended and Restated Certificate of Incorporation will become effective upon the filing of a Certificate of Amendment with the Delaware Secretary of State, which filing is expected to occur promptly after the Annual Meeting, assuming stockholder approval.

Purpose of Amendment

The purpose of the proposed Amendment to Transforma’s Certificate of Incorporation is to reduce Transforma’s Delaware franchise tax liability. The number of authorized shares is a factor in the calculation of Delaware’s corporate franchise tax. By reducing the number of authorized shares, Transforma will reduce its tax liability. The amendment will not affect the par value of the Common Stock, which would remain $0.0001 per share. As of March 31, 2007, approximately 31,874,997 of Transforma’s 100,000,000 currently authorized shares of Common Stock were issued and outstanding or reserved for issuance upon the exercise of outstanding warrants. Transforma has not reserved any shares of Common Stock for issuance in connection with stock option or stock purchase plans. Transforma does not anticipate that it will issue any additional shares of common stock prior to its initial business combination, at which time it would seek shareholder approval for an appropriate increase in the number of authorized shares.

In order to reduce Transforma’s tax liability, the Board of Directors recommends a vote in favor of the proposal to authorize the Amendment to the Amended and Restated Certificate of Incorporation to reduce the number of authorized shares of common stock.

The Board of Directors recommends a vote FOR the amendment to the
Certificate of Incorporation to reduce the amount of authorized shares.

PROPOSAL NO. 3 — RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

Independent Registered Public Accounting Firm

The Audit Committee of the Board of Directors has selected BDO Seidman, LLP to be Transforma’s independent registered public accounting firm for the year ending December 31, 2007, and recommends that the stockholders vote for ratification of such appointment. In the event of a negative vote on such ratification, the Audit Committee will reconsider its selection. Representatives of BDO Seidman, LLP will be present at the Annual Meeting, will have the opportunity to make a statement at the Annual Meeting if they desire to do so, and will be available to respond to appropriate questions.

Audit and Related Fees

Audit Fees

The aggregate fees billed or to be billed by BDO Seidman, LLP for professional services rendered since its appointment as Transforma’s independent registered public accounting firm for (i) the audit of Transforma’s financial statements as of August 31, 2006, and for the period from July 19, 2006 (inception) through August 31, 2006, appearing in Transforma’s prospectus and registration statement, (ii) the review of Transforma’s quarterly financial statements set forth in Transforma’s Quarterly Reports on Form 10-Q for the quarter ended September 30, 2006, and (iii) the audit of Transforma’s annual financial statements set forth in Transforma’s Annual Report for the fiscal year ended December 31, 2006, were $55,000 for the fiscal year ended December 31, 2006.

Audit-Related Fees

No fees were billed or are to be billed by BDO Seidman, LLP for assurance and related services that are reasonably related to the performance of the audit or review of Transforma’s financial statements and are not reported under “Audit Fees”

Tax Fees

No fees were billed or are to be billed by BDO Seidman, LLP for tax compliance, tax advice and tax planning services rendered for the fiscal year ended December 31, 2006.

All Other Fees

No fees were billed or are to be billed by BDO Seidman, LLP for services other than those described above rendered since its appointment as Transforma’s independent registered public accounting firm.

Policy on Audit Committee Pre-Approval of Services Performed by Independent Registered Public Accounting Firm

The Audit Committee’s policy is to pre-approve all audit and permissible non-audit services provided by Transforma’s independent accountants. These services may include audit services, audit-related services, tax services and other services. The Audit Committee generally pre-approves particular services or categories of services on a case-by-case basis. Transforma’s independent registered public accounting firm and management are required to report to the Audit Committee periodically regarding the extent of services provided by the independent registered public accounting firm in accordance with these pre-approvals, and the fees for the services performed to date.

All of the services of BDO Seidman, LLP for the fiscal year ended December 31, 2006, described above, were pre-approved by the Board of Directors since the Audit Committee was not yet formed.

The Board of Directors recommends a vote FOR the ratification of the appointment of BDO Seidman, LLP.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table presents information as to the beneficial ownership of our common stock as of April 15, 2007 by:

•	each stockholder known by us to be the beneficial owner of more than 5% of our common stock;

•	each of our current directors;

•	each of our “Named Executive Officers”, as such term is defined under the rules of the SEC; and

•	all current directors and executive officers as a group.

For 2006 our Named Executive Officers are Larry Lenhart, our President and Chief Executive Officer and Jon Lambert, our Treasurer, Secretary and principal financial officer.

The percentage ownership is based on 15,625,000 shares of common stock outstanding as of April 15, 2007. Shares of common stock that are subject to warrants or other convertible securities currently exercisable or exercisable within 60 days of April 15, 2007, are deemed outstanding for the purposes of computing the percentage ownership of the person holding these options or convertible securities, but are not deemed outstanding for computing the percentage ownership of any other person. Beneficial ownership is determined under the rules of the SEC and generally includes voting or investment power with respect to securities. To our knowledge, unless otherwise indicated below, the persons and entities named in the table have sole voting and sole investment power with respect to all shares beneficially owned, subject to community property laws where applicable. Unless otherwise indicated by footnote, the address for each listed stockholder is c/o Transforma Acquisition Group Inc., 350 Park Avenue, 10th Floor, New York, NY 10022.

	Shares Beneficially Owned
	Number of	Percent of
Name of Beneficial Owner	Shares	Class

Directors and Named Executive Officers
Larry J. Lenhart	468,750	3.00%
Daniel L. Burstein(1)	546,875	3.50%
Samuel L. Schwerin(1)	546,875	3.50%
Jon Lambert	113,426	*
Ashanti Capital Partners, LLC(2)	437,500	2.80%
John Sculley(3)	437,500	2.80%
Gordon E. Eubanks, Jr.	437,500	2.80%
Dale Kutnick	273,437	1.75%
S&B Investment Management Group, LLC(4)	206,885	1.32%
All current executive officers and directors as a group (7 persons)	3,031,248	19.40%
All 5% Owners
Fir Tree Inc.(5)	915,000	5.86%
JANA Partners LLC(6)	1,000,000	6.40%
Silver Point Capital, L.P(7)	1,875,000	12.00%
Satellite Advisors, L.L.C., et al(8)	1,250,000	8.00%
Jonathan M. Glaser, et al(9)	1,333,000	8.53%

*    Less than 1%.

(1)	Includes 206,885 shares held by S&B Investment Management Group, LLC, for which this person shares voting or investment control.

(2)	John Sculley, as the sole member of Ashanti Capital Partners, LLC, may be deemed to be the beneficial owner of the shares held by Ashanti Capital Partners, LLC.

(3)	Represents shares issued to Ashanti Capital Partners, LLC. See footnote (2) above.

(4)	Daniel L. Burstein and Samuel L. Schwerin, as the members of S&B Investment Management Group, LLC, may be deemed to be the beneficial owners of the shares held by S&B Investment Management Group, LLC.

(5)	Derived from a joint filing of a Schedule 13G on December 12, 2006 by Fir Tree, Inc., Fir Tree Recovery Mastery Fund, L.P. and Sapling, LLC reporting shared power to vote or direct the vote over and shared power to dispose of or direct the disposition of 915,000 shares. The address of the business office of Fir Tree, Inc. is 505 Fifth Avenue, 23rd Floor, New York, NY 10017.

(6)	Derived from a filing of a Schedule 13G on January 4, 2007 by JANA Partners LLC reporting sole power to vote or direct the vote over and sole power to dispose of or direct the disposition of 1,000,000 shares. The address of the business office for JANA Partners LLC is 200 Park Avenue, Suite 3300, New York, NY 10166.

(7)	Derived from a joint filing of a Schedule 13G on February 13, 2007 by Silver Point Capital, L.P., Mr. Edward A. Mule and Robert J. O’Shea with respect to the ownership of the shares of Common Stock by Silver Point Capital Fund, L.P. and Silver Point Capital Offshore Fund, Ltd. The address of the business office for each of these persons is Two Greenwich Plaza, 1st Floor, Greenwich, CT 06830.

(8)	Derived from a joint filing of a Schedule 13G on February 14, 2007 by Satellite Advisors, L.L.C., and certain related entities, reporting sole power to vote or direct the vote over and sole power to dispose of or direct the disposition of 4,063,625 shares. The address of the business office of Satellite Advisors, L.L.C. is 623 Fifth Avenue, 19th Floor, New York, NY 10022.

(9)	Derived from a joint filing of a Schedule 13G on April 12, 2007 by Jonathan M. Glaser and certain related entities and individuals, reporting shared power to vote or direct the vote over and shared power to dispose of or direct the disposition of 1,333,000 shares. The address of the business office of Mr. Glaser is 11601 Wilshire Boulevard, Suite 2180, Los Angeles, CA 90025.

EXECUTIVE OFFICERS

The following sets forth certain information with regard to executive officers of Transforma, including their ages as of April 30, 2007:

Name	Age	Position

Gordon E. Eubanks, Jr.	60	Chairman of the Board
Larry J. Lenhart	43	President and Chief Executive Officer
Jon Lambert	43	Treasurer and Secretary

Gordon E. Eubanks, Jr. serves as our Chairman of the Board. From October 2006 to November 2006, Mr. Eubanks served as acting Chief Executive Officer, and, since October 2006, has served as a director, of Asempra Technologies, a private software company. From 2005 until 2006, Mr. Eubanks served as Chairman of the Board of Preventsys, an enterprise security software company, which was sold in June 2006. Since June 2006, Mr. Eubanks has been managing personal investments and working as an advisor to a number of private companies. Previously, from April 1999 to March 2005, Mr. Eubanks served as President and Chief Executive Officer of Oblix, Inc., a provider of enterprise identity management solutions that was acquired by Oracle (ORCL) in 2005. From 1984 to 1999, Mr. Eubanks served as President and Chief Executive Officer of Symantec Corporation (SYMC), an international technology firm focused on protecting information and computer systems. In addition to Asempra, Mr. Eubanks serves on the board of directors of Concur Technologies, Inc. (CNQR), a software company that provides expense reporting and travel and meeting management solutions; GuardId Systems, Inc., a private developer of authentication systems to protect consumers against online identity theft; and Oakley Networks, a software company. Mr. Eubanks is also a member of the Oklahoma State University Engineering School Hall of Fame, is on the board of the Naval Post-Graduate School, and is a former officer in the Navy Nuclear Powered Submarine Force. Mr. Eubanks earned a Masters in Computer Science at the Naval Post Graduate School and a Bachelor of Science from Oklahoma State University.

Larry Lenhart serves as our President and Chief Executive Officer and as a Director. Mr. Lenhart also serves as Executive-in-Residence at Mohr Davidow Ventures, a leading venture capital firm, a position he has held since March 2006. From 2004 to 2005, Mr. Lenhart served as President, Chief Executive Officer and a director of Requisite Technology, Inc., a master data management software company where he led a turnaround resulting in an acquisition by ClickCommerce (CKCM). From 2002 to 2003, Mr. Lenhart served as President, Chief Executive Officer and a director of Contivo, Inc., a data integration enterprise software firm. Previously, from 2000 to 2002, Mr. Lenhart served as President, Chief Executive Officer and a director of CAT Technology Inc. During his tenure, CAT Technology migrated from a hardware and software reseller to a full service internet infrastructure management company, which in 2001 was recognized by the “San Jose Business Journal” as the second fastest growing company in Silicon Valley. From 1998 to 2000, Mr. Lenhart served as a Managing Partner at Deloitte Consulting where he led the high technology consulting practice. From 1997 to 1998, Mr. Lenhart served as the Vice President of Operations for Cadis, Inc., a web-based procurement software company that was subsequently acquired by Aspect Development. From 1996 to 1997, Mr. Lenhart served as a Principal at A.T. Kearney, a management consulting firm, and from 1991 to 1996, Mr. Lenhart served in several positions focused on strategy and operations, including Consultant, Manager, and Principal, at Gemini Consulting (now Capgemini) (CGEMY), a public company traded on the Paris Bourse offering consulting, outsourcing, technology, and local professional services. Mr. Lenhart earned his Master of Business Administration from The Darden Business School at The University of Virginia and his Bachelor of Arts from Emory and Henry College, where he serves on the Board of Trustees.

Jon Lambert serves as our Treasurer and Secretary. From 2005 to 2006, Mr. Lambert has been providing chief financial officer, chief operating officer and business development consulting services to various early stage companies. Since 2005, Mr. Lambert has served as: Chief Financial Officer and a director of CompanionWorlds, a provider of health and fitness solutions that enables users to customize mobile workout and nutrition programs; Chief Financial Officer and Secretary of Fox Technologies, a provider of authentication security solutions; Chief Financial Officer and Secretary of Mathon Systems, a provider of real-time automated solution for managing informational risk; and Chief Financial Officer of NextSeed, a provider of mobile authentication solutions. Since 2005, Mr. Lambert also has provided advisory services to: Nomadrive, a provider of application thumb drive solutions; Transparency Software, a provider of data policy management solutions for data security, auditing and performance; and Wombat Financial Software, a provider of high speed market data and messaging platforms. From 2000 to 2005, Mr. Lambert served as the Chief Financial Officer, Chief Operating Officer and Secretary of Contivo, Inc., a data integration enterprise software firm. From 1994 to 2000, Mr. Lambert served as Chief Financial Officer, Secretary and Senior Vice President of TIBCO Finance Technology, Inc., a provider of electronic business infrastructure software, where he was instrumental in building its international business and was the Chief Financial Officer and Secretary of TIBCO Software, Inc. (TIBX) prior to and a key contributor to, its initial public offering. From 1987 to 1994, Mr. Lambert served as audit manager of Ernst & Young, a big four accounting and auditing firm. Mr. Lambert has been a California Certified Public Accountant and a Chartered Accountant in England, and earned a Bachelor of Science from Bath University, England.

COMPENSATION DISCUSSION AND ANALYSIS

Transforma will pay no compensation, fees or other payments to Transforma’s executive officers and directors prior to our initial business combination, or for any services rendered in order to effectuate the consummation of our initial business combination. Transforma’s compensation philosophy and objectives will be developed to match our business after completion of our initial business combination. Since no compensation has been paid, the compensation tables are omitted from this filing.

Compensation Committee Report

Transforma does not maintain a standing Compensation Committee since it does not compensate its officers or directors.

The Transforma Board of Directors and management have discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K. Based on that review and discussion, the Board has recommended that the Compensation Discussion and Analysis be included in Transforma’s 2006 Annual Report on Form 10-K or this proxy statement for the 2007 Annual Meeting of Stockholders. Since Transforma does not compensate its officers and directors, the company has nothing to disclose in this section.

Larry J. Lenhart
John Sculley
Gordon E. Eubanks, Jr.
Daniel L. Burstein
Samuel L. Schwerin
Dale Kutnick

Potential Payments Upon Termination or Change of Control

None.

Executive Officer and Director Compensation

There will be no compensation, fees or other payments paid to Transforma’s executive officers and directors prior to, or for any services rendered in order to effectuate the consummation of our initial business combination. No determination has been made with respect to any director compensation subsequent to our initial business combination. However, such individuals and entities will be reimbursed for any out-of-pocket expenses incurred in connection with activities on our behalf such as identifying potential acquisition targets and performing due diligence on suitable business combinations. There is no limit on the amount of these out-of-pocket expenses and there will be no review of the reasonableness of the expenses by anyone other than our board of directors, which includes persons who may seek reimbursement, or a court of competent jurisdiction if such reimbursement is challenged. Because of the foregoing, we will generally not have the benefit of independent directors examining the propriety of expenses incurred on our behalf and subject to reimbursement.

TRANSACTIONS WITH RELATED PERSONS

From January 1, 2006 to the present, there have been no (and there are no currently proposed) transactions in which the amount involved exceeded $120,000 to which Transforma was (or is to be) a party and in which any executive officer, director, 5% beneficial owner of our common stock or member of the immediate family of any of the foregoing persons had (or will have) a direct or indirect material interest, except as described in the Director Compensation and Executive Compensation sections above.

Transforma is paying S&B Investment Management Group, LLC of a monthly fee of $7,500 for certain administrative services, including office space, utilities and secretarial support. Transforma Directors, Daniel L. Burstein and Samuel L. Schwerin, are each Managing Members of S&B Investment Management Group, LLC and, as a result, will benefit from our transaction with S&B Investment Management Group, LLC. However, this arrangement is not intended to provide Mr. Burstein or Mr. Schwerin compensation in lieu of a salary. In addition, we believe that, based on rents and fees for similar services in New York, NY, the fees charged by S&B Investment Management Group, LLC are at least as favorable as we could have obtained from unaffiliated third parties.

REPORT OF THE AUDIT COMMITTEE

This report of the Audit Committee is required by the Securities and Exchange Commission and, in accordance with the Commission’s rules, will not be deemed to be part of or incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, or under the Securities Exchange Act of 1934, except to the extent that Transforma specifically incorporates this information by reference, and will not otherwise be deemed “soliciting material” or “filed” under either the Securities Act of 1933 or the Securities Exchange Act of 1934.

The Audit Committee consists of Daniel L. Burstein, Samuel Schwerin and Dale Kutnick. Each joined the Audit Committee in 2006. Mr. Schwerin serves as chairman of the Audit Committee.

Management is responsible for Transforma’s internal controls and the financial reporting process. Our independent registered public accounting firm is responsible for performing an independent audit of Transforma’s consolidated financial statements, management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting in accordance with the standards of the Public Company Accounting Oversight Board (United States) and to issue a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes. In this context, the Audit Committee has met and held discussions with management and BDO Seidman, LLP, our independent registered public accounting firm. Management has represented to the Audit Committee that Transforma’s consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and BDO Seidman, LLP. The Audit Committee has also discussed management’s assessment of internal control over financial reporting as well as BDO Seidman, LLP’s report on management’s assessment of internal control over financial reporting and their audit of internal control over final reporting. The Audit Committee has discussed with BDO Seidman, LLP the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

BDO Seidman, LLP has also provided to the Audit Committee the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee has discussed with BDO Seidman, LLP that independent registered public accounting firm’s independence.

Based upon the Audit Committee’s discussions with management and BDO Seidman, LLP and the Audit Committee’s review of the representations of management and the report of BDO Seidman, LLP to the Audit Committee, the Audit Committee recommended that the Board include the audited consolidated financial statements and management’s report on internal control over financial reporting in Transforma’s Annual Report on Form 10-K for the year ended December 31, 2006 filed with the Securities and Exchange Commission.

Audit Committee

Daniel L. Burstein
Samuel Schwerin
Dale Kutnick

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers, and persons who own more than 10% of our common stock, to file with the SEC initial reports of beneficial ownership and reports of changes in ownership of our common stock and other equity securities. Such executive officers, directors and greater than 10% stockholders are required by SEC regulations to furnish us with copies of all beneficial ownership reporting forms they file.

To our knowledge, based solely on our review of the copies of such filings in our possession and written representations that no other reports were required, during the fiscal year ended December 31, 2006, we believe that all of our executive officers, directors and greater than 10% stockholders made all the necessary filings under Section 16(a) during fiscal year 2006.

DIRECTORS’ ATTENDANCE AT ANNUAL STOCKHOLDER MEETINGS

Transforma invites its Board members to attend its annual stockholder meetings.

STOCKHOLDER PROPOSALS

For a stockholder nomination to the Board or other proposal to be considered at an annual meeting, the stockholder must have given timely notice thereof in writing to the principal executive offices of Transforma.

To be timely for the 2008 annual meeting, a stockholder’s notice must be delivered or mailed and received by Transforma at the principal executive offices of the Company between March 1, 2008 and March 31, 2008. A stockholder’s notice must set forth as to each matter the stockholder proposes to bring before the annual meeting the information required by Transforma’s bylaws.

Stockholder proposals submitted pursuant to Rule 14a-8 under the Exchange Act and intended to be presented at Transforma’s 2008 annual meeting must be received by Transforma not later than December 29, 2007 in order to be considered for inclusion in Transforma’s proxy materials for that meeting.

STOCKHOLDER COMMUNICATIONS

Any stockholder of Transforma wishing to communicate with the Board may write to the Board of Directors, c/o Transforma Acquisition Group Inc., 350 Park Avenue 10th Floor, New York, NY 10022. These letters will be forwarded directly to the Board. Stockholders may indicate in their letters if their communication is intended to be provided to certain director(s) only.

OTHER BUSINESS

The Board does not presently intend to bring any other business before the Annual Meeting, and, so far as is known to the Board, no matters are to be brought before the Annual Meeting except as specified in the Notice of the Annual Meeting. As to any business that may properly come before the Annual Meeting, however, it is intended that proxies, in the form enclosed, will be voted in respect thereof in accordance with the judgment of the persons voting such proxies.

Whether or not you expect to attend the meeting, please complete, date, sign and promptly return the accompanying proxy in the enclosed postage paid envelope so that your shares may be represented at the meeting.

ANNUAL REPORTS

A copy of our annual report to stockholders, which includes financial statements, is being mailed with this proxy statement.

We have filed our annual report on Form 10-K for the fiscal year ended December 31, 2006 with the SEC. It is available free of charge at the SEC’s web site at www.sec.gov. Upon written request by a Transforma stockholder, we will mail without charge a copy of our Form 10-K, including the financial statements and financial statement schedules, but excluding exhibits to the Form 10-K. Exhibits to the Form 10-K are available upon payment of a reasonable fee, which is limited to our expenses in furnishing the requested exhibit.

PROXY
TRANSFORMA ACQUISITION GROUP INC.
Annual Meeting of Stockholders – May 30, 2007
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
     The undersigned hereby appoints Larry J. Lenhart and Gordon E. Eubanks, Jr., and each of them, as attorneys and proxies of the undersigned, with full power of substitution, to vote all of the shares of stock of Transforma Acquisition Group Inc., which the undersigned is entitled to vote, as specified on the reverse side of this card, at the Annual Meeting of Stockholders of Transforma Acquisition Group Inc., to be held at the offices of Fenwick & West LLP, located at 801 California Street, Mountain View, CA 94041, on Wednesday, May 30, 2007, at 9:00 a.m., Pacific Time, and at any adjournment or postponement thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting.
UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR THE TWO NOMINEES LISTED IN PROPOSAL 1 AND FOR PROPOSALS 2 AND 3, AS DESCRIBED IN THE ACCOMPANYING PROXY STATEMENT. IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE THEREWITH.
VOTING INSTRUCTIONS:
Complete, sign, date and promptly return this proxy card in the postage-paid envelope provided.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF EACH NOMINEE NAMED BELOW.
PROPOSAL 1:      To elect two Class I directors to hold office until our 2010 Annual Meeting of Stockholders.

☐	FOR the nominees listed below (except as marked to the contrary below).	☐	WITHHOLD authority to vote for the nominees Listed below.	☐	FOR All Except (see instructions below)
Nominees:      Gordon E. Eubanks, Jr. and Dale Kutnick
Instruction: To withhold authority to vote for an individual nominee, mark “FOR ALL EXCEPT” as shown here: ☑, and write the name of such nominee in the blank space below.

(Continued from other side)
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE AMENDMENT TO THE CERTIFICATE OF INCORPORATION TO REDUCE THE NUMBER OF AUTHORIZED SHARES

PROPOSAL 2:	Approval of the Amendment of the Amended and Restated Certificate of Incorporation to Reduce the Number of Authorized Shares of Common Stock from 100,000,000 to 32,500,000.

☐ FOR	☐ AGAINST	☐ ABSTAIN
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF BDO SEIDMAN, LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2007.

PROPOSAL 3:	To ratify the appointment of BDO Seidman, LLP as Independent Registered Public Accounting Firm for the Fiscal Year ending December 31, 2007.

☐ FOR	☐ AGAINST	☐ ABSTAIN

DATED

SIGNATURE(S)
Please sign exactly as your name appears hereon. If the stock is registered in the names of two or more persons, each should sign. Executors, administrators, trustees, guardians and attorneys-in-fact should add their titles. If signer is a corporation, please give full corporate name and have a duly authorized officer sign, stating title. If signer is a partnership, please sign in partnership name by authorized person.
Please vote, date and promptly return this proxy in the enclosed return envelope which is postage prepaid if mailed in the United States.